UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 5, 2020

Mission Produce, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39561	96-3847744
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 E. Vineyard Avenue, Suite 300

Oxnard, California 93036

(Address of principal executive offices) (Zip Code)

(805) 981-3650

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AVO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This Amendment to the Form 8-K filed on October 7, 2020 (the “Original Report”) corrects an inadvertent error in the signature page of the Original Report. This Current Report on Form 8-K/A does not amend the Original Report in any other way.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 5, 2020, Mission Produce, Inc. (the “Company”) filed an amended and restated certificate of incorporation (the “Amended and Restated Certificate”) with the Secretary of State of the State of Delaware in connection with the closing of the initial public offering of shares of its common stock. The Company’s board of directors and stockholders previously approved the Amended and Restated Certificate to be filed in connection with the closing of the initial public offering. The Amended and Restated Certificate became effective on October 5, 2020.

The Amended and Restated Certificate amends and restates the Company’s certificate of incorporation in its entirety to, among other things: (i) increase the authorized shares of the Company’s common stock to 1,000,000,000 shares; (ii) increase the authorized shares of the Company’s preferred stock to 100,000,000 shares, which may be issued from time to time by the Company’s board of directors in one or more series; (iii) prohibit cumulative voting in the election of directors; (iv) eliminate the ability of stockholders to call special meetings of stockholders; (v) establish a classified board of directors, divided into three classes, each of whose members will serve for staggered three-year terms; (vi) designate the Court of Chancery of the State of Delaware to be the sole and exclusive forum for certain actions, including, but not limited to, derivative actions or proceedings brought on behalf of the Company or actions asserting claims of breach of a fiduciary duty owed by any of the Company’s directors, officers or stockholders to the Company or the Company’s stockholders, provided that the exclusive forum provision will not apply to actions for which the U.S. federal courts have exclusive jurisdiction, including actions brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or the rules and regulations thereunder; and (vii) designate the federal district courts of the United States of America to be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

The foregoing description of the provisions of the Amended and Restated Certificate is qualified by reference to the Amended and Restated Certificate, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

On October 5, 2020, in connection with the closing of the initial public offering, the amended and restated bylaws of the Company (the “Amended and Restated Bylaws”), previously approved by the Company’s board of directors to become effective in connection with closing of the initial public offering, became effective. The Amended and Restated Bylaws amend and restate the Company’s bylaws in their entirety to, among other things: (i) establish procedures relating to the presentation of stockholder proposals at stockholder meetings; (ii) establish procedures relating to the nomination of directors; and (iii) conform to the amended provisions of the Amended and Restated Certificate.

The foregoing description of the amendments made by the Amended and Restated Bylaws is qualified by reference to the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 8.01.	Other Events.

On October 5, 2020, the Company completed its initial public offering of 8,000,000 shares of its common stock at a price to the public of $12.00 per share.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Mission Produce, Inc. (incorporated by reference to Exhibit 3.1 of the Original Report).

3.2	Amended and Restated Bylaws of Mission Produce, Inc. (incorporated by reference to Exhibit 3.2 of the Original Report).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISSION PRODUCE, INC.

Date: October 9, 2020	By:	/s/ Jeremy B. Warren
Jeremy B. Warren
Secretary